Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Reliance Steel & Aluminum Co. Master 401(k) Plan

Los Angeles, California

We consent to the incorporation by reference in Registration Statement (No. 333-147226) on Form S-8 of Reliance Steel & Aluminum Co. of our report dated June 28, 2022, relating to our audit of the financial statements and supplemental schedules of Reliance Steel & Aluminum Co. Master 401(k) Plan, which appear in this Annual Report on Form 11-K of Reliance Steel & Aluminum Co. Master 401(k) Plan for the year ended December 31, 2021.

/s/ Vasquez & Company LLP

Glendale, California

June 28, 2022